UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 4, 2006, Saxon Capital, Inc. (the "Company") issued and sold $150.0 million in aggregate principal amount of its 12% Senior Notes (the "Notes") due 2014 in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The Notes have not been registered under the Securities Act nor under any state securities laws. The Notes may not be offered or sold except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company plans to use the net proceeds from the sale of the Notes for general corporate purposes, principally the acquisition of additional third-party mortgage servicing rights, and whole loans in bulk. Pending such application, the Company intends to use the net proceeds to temporarily reduce outstanding debt under one or more of its committed facilities.

The Notes were issued under an Indenture (the “Indenture”), dated as of May 4, 2006, among the Company, as issuer, Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., as guarantors (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee. The Indenture governs the terms and conditions of the Notes and of the registered notes of the Company to be issued in exchange for the Notes.

Under the Indenture, the Notes bear interest at a rate of 12%, with the interest thereon accruing from May 4, 2006, and will mature on May 1, 2014. Interest on the Notes will be payable on May 1 and November 1 of each year, beginning November 1, 2006. The Notes are general unsecured, senior obligations of the Company and rank senior to all of its future debt that is expressly subordinated in right of payment to the Notes. The Notes rank equally with all of the Company's existing and future liabilities that are not so subordinated, are effectively subordinated to all of the Company's secured debt, to the extent of the value of the collateral securing such debt, and are structurally subordinated to all the liabilities of any of the Company's subsidiaries that do not guarantee the notes. The Notes are guaranteed (the “Guarantees”) by the Guarantors. The Guarantees are general unsecured obligations of such Guarantors and rank senior to all of their existing and future debt that is expressly subordinated in right of payment to the guarantees. The Guarantees rank equally with all of the existing and future liabilities of such Guarantors that are not so subordinated and are effectively subordinated to all of such Guarantors’ secured debt to the extent of the collateral securing such debt. However, the Guarantee of certain Guarantors are subordinated in right of payment to the obligations of the Guarantors under any warehouse facility with respect to, and to the extent of, MSR Advances, as defined in the Indenture.

The Company may redeem some or all of the Notes at any time at a price equal to 100% of the aggregate principal amount thereof plus accrued interest and a make-whole premium. The Company may also redeem at any time up to May 1, 2009 (which may be more than once) up to 35% of the aggregate principal amount of the Notes using the proceeds of certain equity offerings at a redemption price of 112% of the principal amount outstanding plus accrued and unpaid interest. The Company must offer to purchase the Notes at a purchase price of 101% of the principal amount thereof if it experiences certain specific kinds of changes of control as described in the Indenture. The Company must offer to purchase the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the purchase date if it sells assets under certain circumstances as described in the Indenture. The Company also must offer to purchase up to $10 million in aggregate principal amount of Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase if it has Excess Cash Flow (as defined in the Indenture) for the six months ended March 31, 2007, and each six-month period thereafter, as described in the Indenture.

The Indenture contains certain covenants that restrict the ability of the Company and certain of its subsidiaries to, among other things: incur additional indebtedness; make certain distributions, investments and certain other payments; sell certain assets; agree to restrictions on the ability of certain of the Company's subsidiaries from making payments to the Company; create certain liens; merge consolidate or sell substantially all of the Company's assets; and enter into certain transactions with affiliates. The Indenture also includes a covenant relating to the maintenance of unencumbered assets. The Indenture also contains certain exceptions from and qualifications to such covenants. The Indenture does not restrict the ability to incur Funding Indebtedness (as defined in the Indenture), and it will not restrict the Company from paying dividends on its common stock to the extent necessary to maintain its status as a real estate investment company absent a default with respect to the Notes. The Indenture also contains customary default provisions.
The foregoing description of the Indenture is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Furthermore, in connection with the closing of the offering and sale of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 4, 2006, among the Company, the Guarantors, and J.P. Morgan Securities Inc., as the initial purchaser. Under the Registration Rights Agreement, the Company and Guarantors agree to use their respective commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes issued by the Company and guaranteed by the Guarantors and that are registered with the Securities and Exchange Commission and have substantially identical terms as the Notes. If the Company is not able to effect the exchange offer, it and the Guarantors will instead use their respective commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. If the exchange offer is not completed within 270 days after the issue date of the Notes or, if required, the shelf registration statement is not effective within 90 days after the obligation to file it arises under the Registration Rights Agreement (each such event, a “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum with respect to the first 90 days of a Registration Default and will be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, until the exchange offer is complete or the shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.01
Indenture, dated as of May 4, 2006, among Saxon Capital, Inc., as issuer, Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

4.02
Registration Rights Agreement, dated as of May 4, 2006, among Saxon Capital, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., and J.P. Morgan Securities, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC.
By: /s/Robert B. Eastep Robert B. Eastep
Date: May 5, 2006	Executive Vice President and Chief Financial Officer

Exhibits Index

Item    Description

4.01
Indenture, dated as of May 4, 2006, among Saxon Capital, Inc., as issuer, Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

4.02
Registration Rights Agreement, dated as of May 4, 2006, among Saxon Capital, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage, Inc., Saxon Mortgage Services, Inc., Saxon Holding, Inc., and Saxon Funding Management, Inc., and J.P. Morgan Securities, Inc.